Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Martin de Laureal
Stewart Enterprises, Inc.
1333 S. Clearview Parkway
Jefferson, LA 70121
504-729-1400
STEWART ENTERPRISES RECEIVES NASDAQ EXCEPTION
PERMITTING CONTINUED LISTING OF CLASS A COMMON STOCK
JEFFERSON, LA, December 13, 2005 . . . Stewart Enterprises, Inc. (Nasdaq NMS: STEI) announced today that the Nasdaq Listing Qualifications Panel has granted the Company’s request for continued listing on the Nasdaq National Market of its Class A Common Stock, provided the Company files its completed Form 10-Q for the quarter ended July 31, 2005 and its Form 10-K for the fiscal year ended October 31, 2005 no later than February 15, 2006.
The trading symbol for the Class A Common Stock will remain “STEIE” until the filings are made and Nasdaq determines that the Company has regained compliance.
Founded in 1910, Stewart Enterprises is the third largest provider of products and services in the death care industry in the United States, currently owning and operating 231 funeral homes and 144 cemeteries. Through its subsidiaries, the Company provides a complete range of funeral merchandise and services, along with cemetery property, merchandise and services, both at the time of need and on a preneed basis.